As filed with the Securities and Exchange Commission on May 1, 2000
                                                     Registration No. 333-43901



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------


                         IRON MOUNTAIN INCORPORATED (1)

             (Exact name of registrant as specified in its charter)
                             -----------------------


           Delaware                                        04-3107342
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification Number)

                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 535-4766
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                    Iron Mountain/ATSI 1995 Stock Option Plan
                    Iron Mountain/UAC 1995 Stock Option Plan
                           (Full titles of the plans)

                              ---------------------
                                C. Richard Reese
                       Chairman of the Board of Directors
                           and Chief Executive Officer
                           Iron Mountain Incorporated
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111
                                 (617) 535-4766
   (Name, address, including zip code, telephone number, including area code, of agent for service)
                              ---------------------
                                    Copy to:
                           Susan Forest Barrett, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------

-------------------
(1) On February 1, 2000, Iron Mountain Incorporated, a Delaware corporation ("Old Iron Mountain"), merged with and into Pierce Leahy Corp., a Pennsylvania corporation ("Pierce Leahy"). Pierce Leahy survived the merger and immediately changed its name to "Iron Mountain Incorporated," a Pennsylvania corporation ("New Iron Mountain"). This Post-Effective Amendment No. 1 is being filed by New Iron Mountain on behalf of Old Iron Mountain.

                         Deregistration of Common Stock

     On January 8, 1998, Old Iron Mountain filed a Registration Statement on Form S-8 (Registration No. 333-43901) for the sale of an aggregate of 884,935 shares (as adjusted for a 3 for 2 stock split in July 1998) of common stock, par value $.01 per share, of Old Iron Mountain ("Common Stock") under the Iron Mountain/ATSI 1995 Stock Option Plan (the "ATSI Plan") and the Iron Mountain/UAC 1995 Stock Option Plan (the "UAC Plan"). On February 1, 2000, Old Iron Mountain merged with and into Pierce Leahy, and New Iron Mountain assumed the obligations of Old Iron Mountain under the ATSI Plan and the UAC Plan. Prior to the merger of Old Iron Mountain and Pierce Leahy, all shares of Common Stock registered pursuant to the Registration Statement relating to the UAC Plan had been sold. Pursuant to Old Iron Mountain's undertaking in the Registration Statement, this Post-Effective Amendment No. 1 is being filed by New Iron Mountain on behalf of Old Iron Mountain to deregister all shares of Common Stock registered pursuant to the Registration Statement relating to the ATSI Plan but remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 1, 2000.

                                IRON MOUNTAIN INCORPORATED


                                By: /s/ C. Richard Reese
                                     C. Richard Reese
                                     Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                                    Title                                           Date


 /s/ C. Richard Reese                    Chairman, Chief Executive                               May 1, 2000
C. Richard Reese                         Officer and Director

                                         President and Director
J. Peter Pierce

 /s/ John F. Kenny, Jr.                  Executive Vice President, Chief                         May 1, 2000
John F. Kenny, Jr.                       Financial Officer and Director

  *                                      Vice President and Corporate                            May 1, 2000
Jean A. Bua                              Controller (principal accounting
                                         officer)

  *                                      Director                                                May 1, 2000
Clarke H. Bailey

  *                                      Director                                                May 1, 2000
Constantin R. Boden







  *                                      Director                                                May 1, 2000
Kent P. Dauten

  *                                      Director                                                May 1, 2000
Eugene B. Doggett

  *                                      Director                                                May 1, 2000
B. Thomas Golisano

  *                                      Director                                                May 1, 2000
Arthur D. Little

                                         Director
Howard D. Ross

  *                                      Director                                                May 1, 2000
Vincent J. Ryan


*By:  /s/ C. Richard Reese
     C. Richard Reese
     Attorney-in-Fact pursuant to Power
     of Attorney previously filed as a
     part of this Registration Statement
